玉山銀行

授信條件通知暨確認書

Notification and Confirmation of Conditions of Credit Facility

通知序號 Serial Number of Notification：C206200157601

一、本行就 貴公司授信往來之申請，經核定如下：

We have agreed the following conditions towards the application of credit facility from Super Micro Computer Inc, Taiwan ("the Company"):

一般額度授信項目及條件 General Terms and Conditions of the Credit Facility：

編號 No.	授信項目 Loan Type	額度 Credit Line Amount	額度使用期間/首次動用期限/利費率/償還方式 Loan Term, First Drawdown Deadline, Interest Rate and Repayment
1.	進口 O/A 融資 動用方式：循環動用 動用期間：120 天 Import O/A Loan Drawdown Type : Revolving Loan Tenor: 120 Days	美金 3000 萬元整 Thirty Million US Dollar	額度使用期間：自 2020 / 09 /18 ~ 2021 / 09 /18 止 首次動用期限：至 2021 / 09 /18 止 利費率：利率依其他條件所示。 償還方式：按月繳息，本金屆期清償。 Term of Facility: From 2020 / 09 /18 to 2021 / 09 /18 First Drawdown Deadline: Before 2021 / 09 /18 Interest rate: Based on the conditions below. Repayment: Interest payments on monthly basis. To pay off principal on the due date.

連帶保證人 Joint Guarantors:	
授信項目編號 Facility No.	連帶保證人 Joint Guarantors
	Nil

其他條件 Other conditions:

(一) 進口 O/A 融資 Import O/A Loan：

(1)美元利率依(LIBOR 加碼 0.75%)/ 0.946 或同天期(TAIFX 加碼 0.55%)/ 0.946 以上孰高計息，利率期間大於或等於動用期間，得以授扣方式提前還款。

The US dollar interest rate is calculated based on higher one in (LIBOR plus 0.75%)/ 0.946 or the same period (TAIFX plus 0.55%)/ 0.946.

(2)進口 O/A 融資動用時提供 INVOICE LIST，得免商業發票佐證，憑 INVOICE LIST 金額 100%內貸放，每筆動用期間最長 120 天。

The INVOICE LIST is required when applying for the drawdown from the import O/A Loan. Up to 100% of the amount of the INVOICE LIST can be financed, and the longest term for each drawdown is 120 days.

(3)進口 O/A 承作供應商限 INTEL 集團、NVIDIA 集團、USI ELECTRONICS (SHENZHEN) CO., LTD.及 Universal Global Scientific Industrial。

Import O/A loan can be financed by accounts payable to INTEL Group, NVIDIA Group, USI ELECTRONICS (SHENZHEN) CO., LTD. and Universal Global Scientific Industrial.

(4)自建檔放行日之次月起算，按每 3 個月為一期，檢視 貴公司每期匯入金額合計需達美金 1,500 萬元且台外幣存款平均積數需達美金 1,000 萬元。若未符合前述條件，則自檢視當月 18 日起的外幣新動用利率，改依(LIBOR 加碼 1.00%)/ 0.946 或同天期(TAIFX 加碼 0.80%)/ 0.946 以上孰高計息。下期檢核條件若符合時，於檢核當月 18 日起，外幣新動用利率恢復原利率條件。若連續兩期未達成，則自檢視當月 18 日起額度動用不逾美元 2,000 萬元，現欠超逾額度部分 5 日內收回。

From the next month since the data creation date, every 3 months shall be a period, and the total wiring amount from the Company in each period needs to reach to US$15 million and the average deposits including TWD and USD needs to be US$10 million. If to fail to meet the conditions aforementioned, starting from the 18th of the month to check, the new interest rate will be changed to the higher one of (LIBOR plus 1.00%)/ 0.946 or the same day (TAIFX plus 0.80%)/ 0.946. If the conditions can be met in the next period, starting from the 18th of the month to check, the interest rate will be back to the original interest rate conditions. If the conditions cannot be met for two consecutive periods, starting from the 18th of the month to check, the facility to be drawn down shall not exceed US$20 million, and the over drawdown needs to be repaid in 5 days.

(5)動用餘額超逾美元 1,500 萬元，就超逾部分提供 20%存單設質，符合前述條件始得動用超逾部分。

If the facility to be utilized exceeds USD 15 million, 20% of the exceeding amount in the form of deposit certificate shall be mortgaged to the Bank, and the drawdown from the exceeding amount can be processed if these conditions can be met.

以下空白 Blank below

二、其他注意事項 Miscellaneous：

(一)請 貴公司提供同意上述額度之公司董事會會議紀錄。

Please provide Board Meeting Minutes to approve credit line amount.

(二)本「授信條件通知暨確認書」係本行與 貴公司簽訂「授信總約定書」之一部分，其餘未盡事宜，悉依動用申請相關書類辦理。

This Notification and Confirmation of Credit Conditions is a part of General Credit Agreement signed by the Company and the Bank, all other matters unspecified shall be governed by the documents of Drawdown Application.

三、中心服務人員及專線 Contacts：

RM：王震北 Cheng-Pei Wang	ARM：徐仲凌 Chung-Ling Hsu	授管組：張芝安 Loan Control: Chang Chih-An	外匯組：歐婉如 Forex: Won-Lu Ou
02-27228913#171	02-27228913#178	02-27228913#210	02-27228913#217

四、本授信條件通知暨確認書得以中文及英文製成，惟中文與英文內容不一致時，以中文為準。

This Notification and Confirmation of Credit Conditions is written in both Chinese and English and the Chinese version shall prevail in case of any discrepancy.

此致

美超微電腦股份有限公司

Written to SUPER MICRO COMPUTER, INC. TAIWAN

玉山銀行 北區環金中心

E.SUN Bank Taipei Global Commercial Banking Center

本公司(借款人)聲明 Statement of the Borrower:

一、本公司知悉且同意 貴行核定之授信項目及條件不具承諾性質，如因市場發生停止報價或其他任何因素，致 貴行無法取得報價，或因本授信連帶保證人或其他有代表權之人異動，或 貴行考量市場狀況、資金成本或有其他 貴行評估無法提供上述授信項目及條件之事由等， 貴行均得隨時拒絕提供上述授信項目及條件，並保留對於本公司提出動用申請之准駁權利。

We are aware and agreed that the offered facility and conditions are not of commitment nature and in case of the occurrence of quotation suspension in market or other factors that keep your bank from securing quotation, or any change in the joint guarantors or other person with representation, or, the market situation, funding cost or other causes that the bank may concern that keep you from providing the above mentioned loan items and conditions, the bank may decline to provide the above facility and conditions and reserves the right to approve or disapprove our drawdown application.

二、經 貴行通知上述授信項目及條件後，倘本公司確有資金需求，得與 貴行另共同議定利率、動用金額、動用期間或其他動用條件等，並將其記載於相關動用申請相關書類後，使得申請動用。

After the bank notifying the above facility and conditions, if we have needs of funds, we may negotiate with the bank separately in respect of interest rate, drawdown amount, period of use or other conditions and register in related documents of drawdown application before applying.

三、本公司確已收執本「授信條件通知書暨確認書」，並於合理期間內審閱及充分了解本「授信條件通知暨確認書」之內容及上開事項，且願確實遵守。

We confirmed the receipt of this Notification and Confirmation of Credit Conditions and had perused the content and the other related matters in respect of the documents within reasonable period which will be observed appropriately.

四、本聲明書得以中文及英文製成，惟中文與英文內容不一致時，以中文為準。

This Statement is written in both Chinese and English and the Chinese version shall prevail in case of any discrepancy.

此致

玉山銀行

Written to E-Sun Bank

玉山銀行 南山廣場分行 (3)

借款人 Borrower：美超微電腦股份有限公司

SUPER MICRO COMPUTER, INC. TAIWAN

統一編號 Government Uniform Identification：12729477

負責人 Responsible person：許春來________(留存印鑑 Seal Registered)

西 元 2020 年 12 月 02 日 (Date)

授信戶號 006405 核章 Approved: 經辦 Handled: 驗印 Proofed:

Loan Account No. 006405

LN1503 2015.11